SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 4
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This amendment dated as of August 29, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add AIM V.I. Large Cap Growth Fund and AIM V.I. Small Cap Equity Fund;

         NOW, THEREFORE, the parties agree as follows:

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   APPENDIX A
                           FUNDS AND EFFECTIVE DATES

                                                    EFFECTIVE DATE OF
              NAME OF FUND                          ADVISORY AGREEMENT
              ------------                          ------------------

   AIM V.I. Aggressive Growth Fund                    May 1, 2000
   AIM V.I. Balanced Fund.....                        May 1, 2000
   AIM V.I. Basic Value Fund..                        September 10, 2001
   AIM V.I. Blue Chip Fund....                        May 1, 2000
   AIM V.I. Capital Appreciation Fund                 May 1, 2000
   AIM V.I. Capital Development Fund                  May 1, 2000
   AIM V.I. Core Equity Fund..                        May 1, 2000
   AIM V.I. Dent Demographic Trends Fund              May 1, 2000
   AIM V.I. Diversified Income Fund                   May 1, 2000
   AIM V.I. Global Utilities Fund                     May 1, 2000
   AIM V.I. Government Securities Fund                May 1, 2000
   AIM V.I. Growth Fund.......                        May 1, 2000
   AIM V.I. High Yield Fund...                        May 1, 2000
   AIM V.I. International Growth Fund                 May 1, 2000
   AIM V.I. Large Cap Growth Fund                     September 1, 2003
   AIM V.I. Mid Cap Core Equity Fund                  September 10, 2001
   AIM V.I. Money Market Fund.                        May 1, 2000
   AIM V.I. New Technology Fund                       May 1, 2001
   AIM V.I. Premier Equity Fund                       May 1, 2000
   AIM V.I. Small Cap Equity Fund                     September 1, 2003

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                      AIM V.I. CAPITAL APPRECIATION FUND
                             AIM V.I. GROWTH FUND
                           AIM V.I. CORE EQUITY FUND
                        AIM V.I. GLOBAL UTILITIES FUND
                         AIM V.I. PREMIER EQUITY FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $250 million.......................................      0.65%
Over $250 million........................................      0.60%


                        AIM V.I. AGGRESSIVE GROWTH FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $150 million.......................................      0.80%
Over $150 million........................................      0.625%


                            AIM V.I. BALANCED FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $150 million.......................................      0.75%
Over $150 million........................................      0.50%


                           AIM V.I. BASIC VALUE FUND
                       AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $500 million..........................................   0.725%
Next $500 million...........................................   0.700%
Next $500 million...........................................   0.675%
Over $1.5 billion...........................................   0.65%

                            AIM V.I. BLUE CHIP FUND
                       AIM V.I. CAPITAL DEVELOPMENT FUND

First $350 million.......................................      0.75%
Over $350 million........................................      0.625%


                     AIM V.I. DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $2 billion.........................................      0.85%
Over $2 billion..........................................      0.80%


                       AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $250 million.......................................      0.60%
Over $250 million........................................      0.55%


                         AIM V.I. NEW TECHNOLOGY FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
Average Daily Net Assets.................................      1.00%


                      AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $250 million.......................................      0.50%
Over $250 million........................................      0.45%


                           AIM V.I. HIGH YIELD FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $200 million.......................................      0.625%
Next $300 million........................................      0.55%
Next $500 million........................................      0.50%
Over $1 billion..........................................      0.45%

                      AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $250 million.......................................      0.75%
Over $250 million........................................      0.70%


                        AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $1 billion.........................................      0.75%
Next $1 billion..........................................      0.70%
Over $2 billion..........................................      0.625%


                          AIM V.I. MONEY MARKET FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $250 million.......................................      0.40%
Over $250 million........................................      0.35%"


                        AIM V.I. SMALL CAP EQUITY FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
All Assets...............................................      0.85%

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Date:    September 1, 2003

                                            AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ Jim Coppedge                   By:  /s/ Robert H. Graham
      -------------------                        --------------------
         Assistant Secretary                President

(SEAL)

                                            A I M ADVISORS, INC.

Attest:  /s/ Jim Coppedge                   By:  /s/ Mark H. Williamson
         ----------------                      ------------------------
         Assistant Secretary                President

(SEAL)